UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 16, 2006

NBC Capital Corporation

(Exact name of registrant as specified in its charter)

Mississippi	1-5773	64-0684755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

NBC Plaza

301 East Main Street

Starkville, MS 39759

(Address of Principal Executive Offices and Zip Code)

(662) 343-1341

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2006, NBC Capital Corporation (the “Company”) executed the Agreement and Plan of Merger to acquire SunCoast Bancorp, Inc. (“SunCoast”). Under the terms of the agreement, SunCoast will merge with and into the Company, and simultaneously therewith SunCoast Bank (“SunCoast Bank”), a Florida state-chartered bank and wholly owned subsidiary of SunCoast, would be merged with and into Cadence Bank, N.A. (“Cadence”), a national bank and wholly owned subsidiary of the Company (the “Merger”). The Company and Cadence will be the surviving entities and the separate existence of SunCoast and SunCoast Bank shall cease to exist upon the effectiveness of the Merger.

The acquisition is valued at approximately $34.8 million. The purchase price per share will be $20.50 per share of SunCoast common stock, of which 45% will be paid in cash and 55% in shares for the Company’s common stock. Additional consideration of options valued at $1.0 million shall be provided as part of the total consideration.

The proposed acquisition is subject to customary closing conditions, including obtaining approvals from the Federal Reserve, the Comptroller of the Currency, the Florida Banking Department, the Federal Deposit Insurance Corporation and the SunCoast shareholders. The Company will file a registration statement on Form S-4 with respect to the issuance of the company’s common stock in connection with the acquisition.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy any securities. The Company will file a registration statement, including a proxy statement addressed to SunCoast Bancorp’s shareholders and a prospectus for the Company stock to be offered in the merger, with the SEC. A definitive proxy statement will be sent to SunCoast Bancorp’s shareholders seeking their approval of the plan. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by NBC with the SEC may also be obtained for free from the Company by directing a written request to NBC Capital Corporation, P.O. Box 1187, Starkville, MS 29760: attn: Richard T. Haston.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Agreement and Plan of Merger by and between NBC Capital Corporation and SunCoast Bancorp, Inc. dated as of March 16, 2006.

Exhibit 99.2	NBC Capital Corporation Press Release, dated March 16, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC CAPITAL CORPORATION (Registrant)

Dated: March 17, 2006	By:	/s/ Richard T. Haston
	Name:	Richard T. Haston
	Title:	Executive Vice President; Chief Financial Officer; Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Agreement and Plan of Merger by and between NBC Capital Corporation and SunCoast Bancorp, Inc. dated as of March 16, 2006.

Exhibit 99.2	NBC Capital Corporation Press Release, dated March 16, 2006, and furnished with this report.